Exhibit 3.395

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VILLE PLATTE PHYSICIAN PRACTICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SECOND DAY OF MARCH, A.D. 2007, AT 6:57 O’CLOCK P.M.
     CERTIFICATE OF MERGER, FILED THE SIXTEENTH DAY OF APRIL, A.D. 2010, AT 11:51 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VILLE PLATTE PHYSICIAN PRACTICES, LLC”.

4310746 8100H 110293088 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620330 DATE: 03-14-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:48 PM 03/02/2007
FILED 06:57 PM 03/02/2007
SRV 070275514 – 4310746 FILE
Certificate of Formation
of
Ville Platte Physician Practices, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Ville Platte Physician Practices, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 28, 2007.

By:	/s/ Mary Kim E. Shipp Mary Kim E. Shipp
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:53 AM 04/16/2010
FILED 11:51 AM 04/16/2010
SRV 100391779 – 4310746 FILE
CERTIFICATE OF MERGER
OF
ACADIAN PHYSICIAN PRACTICES, LLC
INTO
VILLE PLATTE PHYSICIAN PRACTICES, LLC
     Pursuant to Delaware Limited Liability Act, Title 6, Section 18-209, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Ville Platte Physician Practices, LLC and the name of the limited liability company being merged into this surviving limited liability company is Acadian Physician Practices, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent liability companies.
THIRD: The name of the surviving limited liability company is Ville Platte Physician Practices, LLC.
FOURTH: The merger is to become effective on April 16, 2010.
FIFTH: The Agreement of Merger is on file at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
     IN WITNESS WHEREOF, the Surviving Entity has caused this certificate to be signed by an authorized person, on the 16th day of April, 2010.

By:	/s/ Mary Kim E. Shipp Authorized Person

Name:	Mary Kim E. Shipp
Title:	Secretary/Manager